UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2014

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

We are announcing our preliminary unaudited results of operations for the fourth quarter of 2013 and for the year ended December 31, 2013.

Revenues for the fourth quarter were approximately $800,000. For the year ended December 31, 2013, revenues were approximately $8.6 million. As discussed in Item 4.02 below, we are restating our financial statements for the first quarter of 2013, which we believe will result in a $3.9 million reduction in revenue for that period and for the year ended December 31, 2013.

We anticipate a net loss for the year of approximately $10.0 million. The net loss may increase, depending on the final determination of inventory reserves.

We finished the year with cash and cash equivalents of $10,000 and a working capital deficit of approximately $12.0 million, subject to possible increase depending on final determination of inventory reserves. The low revenues and continued slow collection of accounts receivable have significantly constrained our cash resources. We remain in default under our $2.3 million Loan and Security Agreement with Silicon Valley Bank. Our $1.6 million term loan with Bank of Communications, Ltd. in China comes due in April 2014. We are currently negotiating an extension of the term of that loan, but have not reached agreement for any extension at this time. We continue to be significantly past due to our contract manufacturers in China. Those manufacturers have restricted their credit terms with us.

Our fourth quarter revenue resulted from sales of our gateway products to a customer in Europe. We will generate some additional sales to this customer during the first quarter of 2014. However, this customer and our other key European customer for our gateway products plan to transition their networks to 4G during calendar 2014. There are a number of competitors offering gateway products for 4G networks and, as a result, we are not anticipating significant orders for our traditional gateway products in 2014. We are focusing our efforts on sales of our Home Alert products, particularly in North America.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Auditor Report or Completed Interim Review.

On March 27, 2014, executive management of our Company concluded that the previously issued unaudited financial statements contained in our quarterly report on Form 10-Q for the quarter ended March 31, 2013, and the two subsequent unaudited quarterly reports on Form 10-Q in 2013 for the periods ended June 30, 2013 and September 30, 2013 (collectively the “Prior Periods”), should no longer be relied upon because of errors in those financial statements. The errors relate to the recognition of revenue from sales to two customers in the first quarter of 2013. In addition to the financial statements of the Prior Periods, related press releases furnished on current reports on Form 8-K, reports and stockholder communications describing our financial statements for the Prior Periods should no longer be relied upon.

The conclusion that the financial statements for the Prior Periods cannot be relied upon is the result of an investigation by our executive management, with the assistance of the audit committee of our board of directors, our outside counsel, and in consultation with our independent accountants. The investigation commenced following the recent receipt of information that revenue was recognized on two transactions prior to the satisfaction of necessary criteria for revenue recognition. Our policy is to recognize revenue from product sales when the risks of loss and title pass to the customer, assuming all other revenue recognition criteria are met. Depending on the terms of sale, title and risk of loss pass on delivery to the common carrier on shipment, or on delivery to the customer’s facility. For the two orders in question, products were shipped and revenue recognized prior to March 31, 2013, based on what certain of our sales employees believed to be firm verbal commitments from two customers in Africa. The products were never paid for by the customers and in the fourth quarter of 2013, the products were returned by the customers and the accounts receivable were written off. However, our recent investigation revealed that certain key aspects of the sales to these two customers were not finalized at March 31, 2013, including payment terms and marketing allowances. Therefore, the revenue associated with these potential sales should never have been recognized.

Preliminary indications are that the impact to the Prior Periods of correcting the errors in revenue recognition will be to decrease revenue for the quarter ended March 31, 2013 and for the nine month period ended September 30, 2013 by approximately $3.9 million, with corresponding decreases in operating income and net income, and an increase in total stockholders’ deficit. We are continuing to evaluate the total amount of the adjustments and the specific impact on each period covered by the restatement, which may result in an increase or decrease in previously reported amounts for the Prior Periods.

We intend to include restated financial information for the first three quarterly periods in our Annual Report on Form 10-K for the year ended December 31, 2013, to reflect the resulting adjustments in revenues, net loss, and additional non-cash items in our financial statements. As a result of the restatement of our interim results, as well as delays in completing our audit as a result of our limited financial resources, we do not expect to file our Annual Report on Form 10-K by the March 31, 2014 filing deadline. We currently expect to file our Annual Report on form 10-K in early May 2014.

We have considered the effect of the restatement on our prior conclusions of the adequacy of our internal controls over financial reporting at the end of each of the applicable restatement periods. As a result of the errors described above, management has concluded that the Company’s internal control over financial reporting were not effective to a reasonable assurance as of the ends of each of the periods covered by the restatement. We will amend any disclosures pertaining to our evaluation of such controls and procedures as appropriate in connection with the Annual Report on Form 10-K. We have subsequently designed and implemented new internal controls and procedures to strengthen our internal controls over financial reporting specifically with regard to the determination of revenue recognition. With these changes now in place, management believes that our internal controls over financial reporting are effective at the “reasonable assurance” level.

Item 8.01.	Other Information.

We are partnering with an international distribution company that specializes in integrated supply chain solutions for the wireless industry, to distribute our Axesstel AX54N Home Alert product in the US and Canada. We have received an initial $4.3 million in purchase orders from the distributor under this program, for product which is expected to be delivered during the second quarter. The initial purchase orders are stocking orders to provide our Home Alert products in approximately 3,000 retail outlets with one of the world’s largest retailers. The product is scheduled to be available in stores beginning May 1st.

We anticipate additional orders from the distributor for this initial retail customer, with the volume and timing of those orders dependent on the rate of sell through for our products. We are also working with the distributor to identify and secure other opportunities with significant retailers in the United States and Canada for our Home Alert product line.

In the fourth quarter of 2013, we effected a reduction in force that impacted approximately 50% of our employees and consultants. The reduction in force and other reductions in operating costs are intended to allow us to achieve profitable operations on annual revenues of approximately $20 million, assuming gross margins in the upper twenty percent range.

Forward Looking Statements

Information in this current report regarding our forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about our internal accounting review, findings and assessments, the impact on prior or future periods of changes to accounting policies, management’s expectations related to assessment of internal controls over financial reporting, estimated income statement and balance sheet data as of December 31, 2013 and prior quarter ends, and the timing and content of future financial statement reporting and periods of restatement, are based upon information available to us as of the date of this report, which may change. The forward-looking statements in this report speak only as of the date of this report and caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to certain events, risks, and uncertainties that may be outside of our control. When considering forward-looking statements, you should carefully review the risks, uncertainties and other cautionary statements in this report as they identify certain important factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include, among others, the risks described under Item 1A in our 2012 Annual Report on Form 10-K, as well as in other reports and documents we file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	Axesstel, Inc.

	By: Name: Title:	/s/ Patrick Gray Patrick Gray Chief Executive Officer